UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 7, 2013

        PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On February 7, 2013, PhotoMedex, Inc. (the “Company”) issued a press release entitled “ADDITIONAL ROLLOUT OF NO!NO!™ HAIR BY MAJOR RETAILER FOLLOWS SUCCESSFUL PILOT LAUNCH” announcing the expansion of in-store availability of its flagship product, no!no! Hair, now available for sale at Bed Bath & Beyond stores nationwide.  This decision was made and initiated following the successful pilot launch that was conducted in just under 100 Bed Bath & Beyond stores over the last several months.

The expansion with Bed Bath & Beyond adds to the Company’s rapidly growing global retail footprint.  Fully 3,000 multi-tiered retail doors in the Japanese market, more than 800 doors in Argentina and the UK market’s success in expanding from major department stores like Selfridges, Harrods and John Lewis, to 240 Boots stores in 2009 with no!no! Hair Plus and no!no! Skin helped pave the way for a 2012 third quarter expansion to Argos’ 600 doors with no!no! Hair Plus, no!no! Hair Classic and no!no! Skin

ITEM 9.01                      Financial Statements and Exhibits.

(d) EXHIBITS.

99.1	Press Release dated February 7, 2013 issued by PhotoMedex, Inc.

In accordance with General Instruction B.2 of Form 8-K, the information in this current report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.
Date: February 7, 2013	By: /s/ Dennis M. McGrath
Dennis M. McGrath President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1                      ADDITIONAL ROLLOUT OF NO!NO!™ HAIR BY MAJOR RETAILER FOLLOWS SUCCESSFUL PILOT LAUNCH, dated February 7, 2013.